PURCHASE AND SALE AGREEMENT

Padgitt Lease, Crockett County, State of Texas

This Purchase and Sale Agreement (the "Agreement") is entered into this 30 day of April, 2014, between Edwin S. Nichols Exploration, Inc., a Texas corporation ("Seller"), and North American Oil and Gas, a Nevada corporation ("Buyer"). Seller and Buyer may hereafter be referred to individually as "the Party" and collectively as "the Parties."

RECITALS

A. Seller owns an undivided one-hundred percent (100%) working and leasehold interest ("Interest") in and to two certain oil, gas, and mineral leases covering lands located in Crockett County, State of Texas, which land is described in the "Paid-Up Oil And Gas Lease" attached hereto as Exhibit "A" and Exhibit "A-1"(the "Leases"), which Lease are both dated June 16, 2012. .

B. The Lease in Exhibit "A" was amended on or about December 15, 2013, and the Amendment is attached hereto as Exhibit "B" to this Agreement.

C. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, ninety-five percent (95%) of Seller's Interest in and to the Lease, as amended.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and the mutual promises, covenants, conditions, and agreements contained herein, the Parties hereby agree as follows:

AGREEMENT

1. SALE AND PURCHASE. Seller shall sell, transfer, assign, convey, and deliver to Buyer at Closing (as defined below), and Buyer shall purchase and acquire at Closing, ninety-five percent (95%) of Seller's Interest in and to the Leases, subject to and including all of Seller's right, title, and interest in and to all contracts and agreements relating to the same, and further subject to all royalties and overriding royalties burdening the Leases, whether of record or not. **SAVE AND EXCEPT THE Seller shall retain an overriding royalty interest free and clear of all costs, except that seller shall be responsible to pay his proportionate share of ad valorem and production tax associated with the said interest, in and to both of the herein assigned leases that is equal to the positive difference between the mineral owners royalty and all other burdens of record and seventy-five percent interest.**

2. PURCHASE PRICE. Buyer shall pay to Seller at a total purchase price of $424,650.00 (Four Hundred twenty-four Thousand six hundred and fifty Dollars and no/100 Dollars), as follows: (a) concurrent with the execution of this Agreement, a non-refundable deposit of $20,000.00; (b) by June 30, 2014, a non-refundable payment of $200,000.00; (c) the balance of $204,650.00 no later than close of business on September 2, 2014. All sums due and payable in U.S. currency (the "Purchase Price"). Notwithstanding anything to the contrary herein contained: Failure to properly and timely pay to Seller any of the above mentioned Purchase

Price payments on or before the payment due dates, shall immediately constitute breach of this agreement and therefore all amounts previously paid by the Buyer to the Seller shall be retained by Seller as liquidated damages and neither party shall have any further liability to the other with regards to the subject leases.

3. CLOSING AND EFFECTIVE DATE.

(a) The effective date of the consummation of the purchase and sale contemplated by this Agreement ("Closing") shall be 7:00 a.m. on May 1, 2014 (the "Effective Date").

(b) On or before June 30, 2014, Buyer shall furnish to Seller the first payment of the Purchase Price, as detailed in paragraph 2, above.

(c) Upon delivery of the final payment of the Purchase Price, Seller shall execute, acknowledge, deliver, and transfer to Buyer all of Seller's Interest in and to the Leases in the form of the Assignment of Oil and Gas Leases attached hereto as Exhibit "C" (the "Assignment").

(d) Closing shall be conditioned upon all of the following:

(1) The approval of the respective shareholders, boards of directors, members, managers, or partners of the Parties, as the case may be, to enter into this Agreement and consummate the purchase and sale contemplated hereunder.

(2) Seller obtaining all necessary lessors' consents to the assignment of the Leases, pursuant to Paragraph 7, below.

4. INDEPENDENT EVALUATION AND BUSINESS REVIEW; DISCLAIMERS BY SELLER; NO WARRANTIES. SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE LEASES, INCLUDING, BUT NOT LIMITED TO: (I) TITLE TO ANY OF THE LEASES, (II) THE CONTENTS, CHARACTER, OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, LAND DATA, OR ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE LEASES, (III) THE QUANTITY, QUALITY, OR RECOVERABILITY OF PETROLEUM SUBSTANCES FROM THE LANDS COVERED BY THE LEASES, (IV) ANY ESTIMATES OF THE VALUE OF THE LEASES OR FUTURE REVENUES GENERATED THEREFROM, (V) THE PRODUCTION OF PETROLEUM SUBSTANCES FROM THE LEASES, OR WHETHER PRODUCTION HAS BEEN CONTINUOUS OR IN PAYING QUANTITIES, (VI) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN, OR MARKETABILITY OF THE LEASES, (VII) THE PHYSICAL AND/OR ENVIRONMENTAL CONDITION OF THE LANDS COVERED BY THE LEASES, OR (VIII) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO BUYER OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES, OR ADVISORS, IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO. SELLER FURTHER

DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES HERETO THAT BUYER SHALL BE DEEMED TO BE OBTAINING THE LEASES IN THEIR PRESENT STATUS, CONDITION, AND STATE OF REPAIR, "AS IS" AND "WHERE IS", WITH ALL FAULTS.

5. INDEMNIFICATION.

(a) Third Party Claims Against Seller. Buyer shall defend, indemnify, and hold Seller, its affiliated companies, and its and their officers, directors, and employees, harmless from and against all losses, costs, claims, demands, suits, liability, and expense, including reasonable attorneys' fees and costs, that arise as a result of Buyer's ownership and operation of the Leases that occur on or after the Closing Date.

(b) Third Party Claims Against Buyer. Seller shall defend, indemnify, and hold Buyer, its affiliated companies, and its and their officers, directors, and employees, harmless from and against all losses, costs, claims, demands, suits, liability, and expense, including reasonable attorneys' fees and costs, that arise, or have arisen, as a result of Seller's ownership and operation of the Leases before the Closing Date.

6. ASSUMPTION. Upon Closing, Buyer shall assume and pay, perform, fulfill, and discharge all claims, costs, expenses, liabilities, and obligations accruing or relating to owning, developing, exploring, operating, or maintaining the Leases, including, without limitation, all liability for rental, royalty, and overriding royalty payments and taxes, owed with respect to the Leases and all contracts and agreements relating to the same, for periods after the Closing Date.

7. ASSIGNMENT. The Parties acknowledges that under the terms of the Lease subject to this Agreement, Seller is required to notify the Lessors of the transfer or assignment of the operations of the Lease. Seller warrants and represents that it has or will, by the Closing Date, provide notification of this Agreement to the Lessors.

8. RECORDING. Upon delivery of the Assignment as herein contemplated, Buyer shall file such instrument for recording in the Official Records of Crockett County, State of Texas, and in doing so shall be responsible for paying all applicable fees, including, but not limited to, recording fees and documentary transfer tax fees. Buyer shall thereafter provide Seller with a recorded copy of the Assignment.

9. OTHER ACTIONS. The Parties agree to execute such further documents or take such further actions after the Closing Date which may be necessary in order to effectuate the transaction contemplated hereunder.

10. SURVIVAL. The terms and conditions of this Agreement shall survive Closing.

11. NOTICES. All notices required or permitted to be given under this Agreement shall be in writing and delivered personally, by overnight, certified, or registered mail, postage prepaid, or by facsimile transmission, to the Parties at the addresses provided below:

If to Seller: Edwin S. Nichols Exploration, Inc.
PO Box 326
Meridian TX 76665
Facsimile:

If to Buyer: North American Oil and Gas
Attention: Donald Boyd
56 E. Main Street, Ste. 202
Ventura CA 93001
Facsimile: (805) 684 6322

Either Party may change its address for purposes of this paragraph by providing notice to the other in the manner set forth above. All notices shall be deemed to have been duly given at the time of receipt by the Party to whom the notice is addressed.

12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to principles of conflicts of laws otherwise applicable to such determinations.

13. WAIVERS AND AMENDMENT. Any failure by either of the Parties to comply with any of its obligations, agreements, or conditions contained in this Agreement may be waived in writing, but not in any other manner, by the Party to whom such obligation, agreement, or condition is owed. No waiver of, or consent to a change in, other provisions of this Agreement, whether or not similar, shall constitute a continuing waiver unless otherwise expressly provided. This Agreement may be amended or modified only by an agreement in a writing executed by both of the Parties.

14. ENTIRE AGREEMENT. This Agreement, together with the documents to be executed under this Agreement, constitute the entire agreement between the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the Parties pertaining to the subject matter of this Agreement.

15. COUNTERPART SIGNATURES. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

IN WITNESS WHEREOF, this Agreement has been executed as of the first date written above.

SELLER

Edwin S. Nichols Exploration, Inc.,
a Texas corporation

By: ______________________

BUYER

North American Oil and Gas Corp.
A Nevada corporation

By: ______________________